SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

NEW CENTURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina 28334

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 6, 2007, John Q. Shaw, Jr. retired as Chief Executive Officer of New Century Bancorp, Inc., Dunn, North Carolina and New Century Bank, Dunn, North Carolina.

William L. Hedgepeth II has been appointed to serve as Chief Executive Officer of New Century Bancorp, Inc. and New Century Bank.

Mr. Hedgepeth will continue to serve in his existing roles as President of New Century Bancorp, Inc., President of New Century Bank and President and Chief Executive Officer of New Century Bank South, Fayetteville, North Carolina.

ITEM	9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated April 6, 2007
99.2	Press Release date April 12, 2007

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President and Chief Financial Officer

Dated: April 12, 2007